UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Under Armour, Inc. (the “Company”) was held on May 3, 2011. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The voting results were as follows:

Nominees	For	Withhold Authority to Vote	Broker Non-Votes
Kevin A. Plank	149,330,905	557,965	8,953,262
Byron K. Adams, Jr.	148,109,377	1,779,493	8,953,262
Douglas E. Coltharp	149,246,246	642,624	8,953,262
Anthony W. Deering	149,606,018	282,852	8,953,262
A.B. Krongard	149,603,681	285,189	8,953,262
William R. McDermott	146,108,664	3,780,206	8,953,262
Harvey L. Sanders	149,286,008	602,862	8,953,262
Thomas J. Sippel	149,328,499	560,371	8,953,262

Proposal 2

The stockholders approved the Company’s executive compensation, in a non-binding advisory vote (“say on pay vote”). The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
149,074,508	761,015	53,347	8,953,262

Proposal 3

The stockholders recommended, in a non-binding advisory vote, that the frequency of future say on pay votes be held every year. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
148,552,427	84,653	1,230,928	20,862	8,953,262

Based on the voting results, and consistent with the Board of Directors’ recommendation in the Proxy Statement, the Board has adopted a policy to hold a say on pay vote every year.

Proposal 4

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 was approved. The voting results were as follows:

For	Against	Abstain
158,712,478	102,627	27,027

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 6, 2011	By:	/s/ JOHN P. STANTON
John P. Stanton
Vice President, Corporate Governance and Compliance and Secretary